KESSELMAN & KESSELMAN   Certified Public Accountants (Isr)





                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



          As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report on the consolidated financial statements of Ophir Holding Ltd. dated March 7, 1994, included in Ampal American Israel Corporation's FORM 10K for the year ended
          December 31, 1993 and to all references to our firm included in this registration statement.

          Tel Aviv, Israel
          August 11, 1994
                                                  /s/ KESSELMAN & KESSELMAN